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                          INTERNET VOTING INSTRUCTIONS

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[Page 1]

If you have more than one proxy card, please vote only one card at a time.

1. Enter the Voter Control Number that appears in the box on your proxy card.

         [___________]

2. Enter the last 4 digits of your U.S. Taxpayer Identification (Social Security) Number for this account.

         [___________]

         If you do not have a U.S. Taxpayer Identification Number for this account, please leave this box blank.

         Important: For your vote to be cast, the Voter Control Number and the last four digits of the U.S. Taxpayer Identification (Social Security) Number for this account must match the numbers on our records.

3. Enter your e-mail address to receive an e-mail confirmation of your vote.

         [___________]

         Enter your e-mail address again for validation.

         [___________]


                                    [Proceed]


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[Page 2]

TALBOTS



Welcome!

Name Line
Address Line
City, State Zip Line




                                    [Proceed]



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[Page 3]

TALBOTS

                                      PROXY

                                  May 25, 2000

This Proxy is Solicited on Behalf of the Board of Directors of The Talbots, Inc.

The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard
T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on May 25, 2000, at 9:30 a.m., and at any adjournment or postponement of such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE VOTE PROMPTLY.

                    The Board of Directors Recommends a Vote
                        "FOR" all Nominees for Director.
                           "FOR" Proposals 2, 3 and 4.

Check this box to cast your vote in accordance with the recommendations of the Board of Directors. [_]

The Board of Directors Recommends a Vote "FOR" all Nominees for Director.

1.       ELECTION OF DIRECTORS

         [___]   For All Nominees Except As Noted Below
         [___]   Withheld As To All Nominees

Or, check the box for the Director(s) from whom you wish to withhold your vote:



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[   ] Arnold B. Zetcher
[   ] H. James Metscher
[   ] Toshiji Tokiwa
[   ] Motoya Okada
[   ] Elizabeth T. Kennan
[   ] Isao Tsuruta
[   ] Yoichi Kimura
[   ] Mark H. Willes


The Board of Directors Recommends a Vote "FOR" Proposals 2, 3 and 4.

2. AMENDMENT TO CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 40 million shares to 100 million shares.

         For   [___]   Against   [___]   Abstain   [___]

3. APPROVAL OF RESTATED DIRECTORS STOCK PLAN. To approve the Restated Directors Stock Plan.

         For   [___]   Against   [___]   Abstain   [___]

4. SELECTION OF AUDITORS. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year.

         For   [___]   Against   [___]   Abstain   [___]

Check the box below, if the option applies to you.

         [___]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)


                               [Submit Your Vote]



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[Page 4]

TALBOTS

Your proxy vote has been recorded as follows:

1.       ELECTION OF DIRECTORS

         [___________]

2. AMENDMENT TO CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 40 million shares to 100 million shares.

         [___________]

3. APPROVAL OF RESTATED DIRECTORS STOCK PLAN. To approve the Restated Directors Stock Plan.

         [___________]

4. SELECTION OF AUDITORS. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year.

         [___________]

Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.

                                    [Proceed]



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[Page 5]


Success! Your vote has been cast and will be tabulated by Equiserve within 24 hours. Please take a moment to review the options below.



If you wish to submit an address change request for this account, click the button below.

                                    [Proceed]

You can now vote another proxy card or exit to the EquiServe [Hyperlink] homepage.


                              [Vote Another Proxy]